Exhibit 99.1

Press Release

For immediate distribution

Media Contacts

Jane Bland, Invesco Perpetual Media Relations (UK) – +44 01491 417188

Jeaneen Terrio, Invesco Media Relations (US) – 1-212-278-9205

Valentin Jakubow, Invesco Media Relations (Continental Europe) – +49 151 121 653 92

Jane Drew, Source Media Relations – +44 020 33701104

Invesco expands its ability to meet client needs in EMEA and globally by completing its acquisition of Source, a leading independent provider of ETFs

Atlanta, August 18, 2017 – Invesco Ltd. (NYSE: IVZ) announced today that it has completed its acquisition of Source, a leading independent specialist provider of exchange-traded funds (ETFs) with approximately $18 billion of Source-managed assets, plus approximately $8 billion of externally managed assets under management (as of June 30, 2017).

The acquisition brings additional talent and a broad array of ETFs that further expand the depth and breadth of Invesco’s active, passive and alternative capabilities and expertise, enhancing the firm’s ability to help clients achieve their investment objectives.

The acquisition strengthens Invesco’s ability to meet the needs of institutional and retail clients in EMEA with the addition of dedicated, on-the-ground ETF specialists spanning sales, marketing, capital markets, and product management and development. The combination further expands Invesco’s presence in EMEA while providing additional scale and relevance in the growing ETF market globally.

“Since our announcement earlier this year, we’ve delivered strong investment performance to our clients and strengthened our business momentum while working toward a successful close of the transaction,” said Martin L. Flanagan, president and CEO of Invesco. “The addition of Source’s specialist expertise and product innovation to Invesco’s strong and diversified range of investment capabilities will further enhance our ability to meet the investment needs and outcomes our clients seek.”

“We’re pleased that Mike Paul, who previously served as executive chairman for Source, will assume a new role in Invesco leading our ETF activities in EMEA,” said Andrew Schlossberg, senior managing director and head of EMEA for Invesco. “The addition of Mike and the tremendous talent of Source complements our market-leading PowerShares capability and creates a highly competitive ETF business in the European market. Our focus now is on taking care of clients, further strengthening performance and growing the business from day one of the combination.”

About Invesco Ltd.

Invesco is an independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. NYSE: IVZ; www.invesco.com.

This release may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts” and future or conditional verbs such as “will,” “may,” “could,” “should” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s Website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

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